Exhibit 99.5

Perrigo Employee Frequently Asked Questions (FAQ)

1.	What is the strategic rationale for the transaction?

The transaction brings together two great companies to create value for our respective patients, customers and shareholders. The combination creates a global healthcare company with an industry-leading growth profile and the scale and scope to continue building a truly differentiated business. Specifically, this transaction will:

•	Establish a differentiated platform for further international expansion

•	An operating base in Ireland will serve as a business hub and gateway for expansion into international markets.

•

The increased scale, resources and corporate structure gained through the transaction will support future growth by allowing Perrigo to drive strategic initiatives and investments while reaching new patients and customers.

•	The differentiated business model is well-positioned to continue growth in core markets and to expand to other international markets.

•	Strengthen business and financial profile with highly diversified revenue streams and enhanced cash flows

•	This combination creates a highly-diversified revenue stream from Tysabri®, a biologic blockbuster for the treatment of Multiple Sclerosis with a highly compelling efficacy.

•	Tysabri is highly sustainable, difficult to replicate and has high barriers to entry.

•

This blockbuster drug has generated a 19% compound annual growth rate over the 2008-2012 period, and is well positioned for future growth and has further opportunities for growth in other indications, in other geographies; and for the treatment of other diseases.

•	The transaction will allow for strong pro forma cash flows to continue to support an investment grade credit profile.

•	Further, the combined company has a robust and sustainable growth outlook.

•	Deliver Financially Compelling Benefits

•	The transaction will create a combined company that enhances revenue, adjusted EBITDA, earnings growth rates and expands margins.

•	The transaction will be immediately accretive to Perrigo’s adjusted earnings per share in 2014.

•	The combination creates meaningful synergy opportunities.

•	The combination is expected to result in more than US$150 million of after-tax annual operating expense and tax savings.

2.	Where are Elan’s facilities and what are their marketed products?

Elan no longer has manufacturing facilities and currently does not market any products. (Tysabri is now marketed and distributed by Biogen Idec and Elan has early stage pipeline programs.)

3.	Why is this transaction good for employees?

With the benefit of Elan’s assets and the tax synergies gained, the new company will capitalize on Perrigo’s 125-year history of developing, manufacturing and distributing its portfolio of products. This transaction gives employees the opportunity to contribute to an industry-leading global healthcare company with the balance sheet liquidity and operational structure to accelerate our growth and capitalize on international market opportunities.

4.	Will there be any changes to compensation and benefits?

As with previous transactions, there will be no changes to our current compensation or benefit plans.

5.	What will happen to my Perrigo stock as a result of the transaction?

As a result of the transaction, shareholders of Perrigo will now automatically become shareholders of the New Perrigo. Perrigo shares will cease trading on the New York Stock Exchange and New Perrigo shares will trade on the New York and Tel Aviv Stock Exchanges. Perrigo shareholders will receive US $0.01 in cash and one share of New Perrigo for each share of Perrigo that they own upon closing of the transaction.

6.	What will happen to my Perrigo stock options, restricted stock units and performance restricted stock units as a result of the transaction?

As a result of the transaction, all Perrigo stock options, restricted stock units and performance restricted stock units will be converted into equity awards of New Perrigo with the same terms and conditions that were applicable with current Perrigo equity awards. (This conversion will be based on a ratio relating to what each Perrigo shareholder receives as a result of the transaction.) Fidelity, our stock plan administrator, will handle this exchange.

7.	Will there be any changes to the Perrigo 401(k) Plan or to my investments in the Perrigo 401(k) Plan?

As with previous transactions, Perrigo’s 401(k) plan will not change. Upon completion of the transaction, if you hold Perrigo stock within the 401(k) plan, Mercer, Perrigo’s plan administrator, will manage the exchange of Perrigo’s common stock for New Perrigo common stock.

8.	Will there be any changes to the Perrigo deferred compensation plan or my investments in the deferred compensation plan?

As with previous transactions, Perrigo’s deferred compensation plan will not change. Upon completion of the transaction, if you hold Perrigo stock within the deferred compensation plan, The Newport Group, Perrigo’s plan administrator, will manage the exchange of Perrigo’s common stock for New Perrigo common stock.

9.	Will there be personnel reductions or facility closures?

As with previous transactions, we anticipate very little impact on Perrigo employees. We are committed to our operations around the world, as evidenced by our increased investment in existing markets in recent years, notably our recent expansions in West Michigan, India and Israel.

Perrigo has experienced more expansion this year than in the company’s history. In Michigan alone, we have pledged to invest $300 million in infrastructure over three years and to add 650 jobs over five years. Other site capital expansions are planned as well.

10.	What specific benefits and programs are being offered to Elan employees?

As with previous transactions, Elan’s current compensation and benefit plan will remain in place. As the integration progresses, we will begin our harmonization efforts of transitioning them to Perrigo’s career architecture and associated compensation and benefit programs.

11.	Will any employees be reassigned to other positions or be asked to transfer to Ireland?

As with previous transactions, we anticipate very little impact on Perrigo employees, as we are committed to our employees around the world.

12.	Will I have a different boss? What changes will there be to the reporting/leadership structure?

New Perrigo will be led by Perrigo’s current leadership team. As with previous transactions, we anticipate very little impact on Perrigo employees.

13.	What is the impact to employees’ day-to-day activities and responsibilities?

As with previous transactions, we anticipate very little impact on Perrigo employees, including employees’ day-to-day activities and responsibilities. Employees are vital to the success of our business. All of our people should continue to work hard and do an excellent job, just as they have in the past.

14.	Will we move our headquarters to Ireland?

Perrigo maintains key offices at many of our global locations, and the operating base in Ireland will be an important addition. We do not anticipate the relocation of our current executive offices.

15.	What can Perrigo employees expect in the interim?

As with previous transactions, we anticipate very little impact on Perrigo employees, including employees’ day-to-day activities and responsibilities. We intend to keep you up to date with as much information as possible throughout this transaction process.

16.	When will the integration process begin and how long will it take to complete?

We will engage in careful, considered planning in our effort to ensure a seamless integration with Elan. The ultimate integration will take time as we work through the process, and we will share updates throughout.

17.	Should I be aware of any other key milestones relating to the transaction?

As we work toward transaction completion, there will be a variety of milestones as materials are prepared for shareholders, filings are made with the Securities and Exchange Commission and both companies hold a shareholder vote. Shares of New Perrigo will trade on the New York and Tel Aviv Stock Exchanges.

18.	What are the terms of the transaction?

The transaction values Elan shares at $16.50 based upon the closing price of Perrigo shares on 26 July 2013, representing a premium of:

•	Approximately 10.5% compared to Elan’s closing price on July 26, 2013, the last trading day prior to this announcement.

•

The transaction values the entire share capital of Elan at approximately US$8.6 billion based on Perrigo’s closing share price on July 26, 2013. Net of cash, the transaction is values at US$6.7 billion.

•	Legacy Perrigo shareholders will receive one share of the new company for each share of Perrigo that they own upon closing and US$0.01 per share in cash.

•	Legacy Elan shareholders will receive US$6.25 in cash and 0.07636 shares of New Perrigo for each Elan share.

•	The transaction will be taxable, for U.S. federal income tax purposes, to both Elan and Perrigo shareholders.

•	Perrigo shareholders are expected to own approximately 71 percent of the combined company while Elan shareholders are expected to own approximately 29 percent.

19.	What should employees tell customers and others who ask about the transaction? To whom should questions be referred?

Business unit leaders will reach out to customers and suppliers. Please notify your business unit leader if you get an inquiry, and please direct any other external parties to Art Shannon at (269) 686-1709.

20.	As an employee, where can I get more information about this transaction?

You can find more information in the Investor Relations section of our website and on Inside Perrigo. Specific questions should be directed to your local manager or HR representative.

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NO OFFER OF SOLICITATION

This document does not constitute an offer to sell, or an invitation to subscribe for or purchase or purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Holdco will file with the SEC a registration statement on Form S-4, each of Perrigo and Elan will file with the SEC a proxy statement and each of Holdco, Perrigo and Elan will file with the SEC other documents with respect to the transactions contemplated by the Transaction Agreement. In addition, a definitive proxy statement will be mailed to shareholders of Perrigo and Elan. INVESTORS AND SECURITY HOLDERS OF PERRIGO AND ELAN ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement (when available) and other documents filed with the SEC by Holdco, Perrigo and Elan through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Holco and Perrigo will be available free of charge on Perrigo’s internet website at www.perrigo.com or by contacting Perrigo’s Investor Relations Department at +1-269-686-1709. Copies of the documents filed with the SEC by Elan will be available free of charge on Elan’s internet website at www.elan.com or by contacting Elan’s Investor Relations Department at +1-800-252-3526.

PARTICIPANTS IN THE SOLICITATION

Perrigo, Elan, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Transaction Agreement. Information about the directors and executive officers of Elan is set forth in its Annual Report on Form 20-F for the fiscal year ended 31 December 2012, which was filed with the SEC on 12 February 2013, its Report on Form 6-K, which was filed with the SEC on 28 February 2013, its Report on Form 6-K, which was filed with the SEC on 25 April 2013 and its Report on Form 6-K, which was filed with the SEC on 5 June 2013. Information about the directors and executive officers of Perrigo is set forth in its Annual Report on Form 10-K for the fiscal year ended 30 June 2012, which was filed with the SEC on 16 August 2012, its Quarterly Report on Form 10-Q for the quarter ended 29 September 2012, which was filed with the SEC on 7 November 2012, its Quarterly Report on Form 10-Q for the quarter ended 29 December 2012, which was filed with the SEC on 1 February 2013, its Quarterly Report on Form 10-Q for the quarter ended 30 March 2013, which was filed with the SEC on 7 May 2013, and its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on 26 September 2012. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

PERRIGO CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document includes certain ‘forward looking statements’ within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of Perrigo, its expectations relating to the transactions contemplated by the Transaction Agreement and its future financial condition and performance, including estimated synergies. Statements that are not historical facts, including statements about Perrigo ‘s managements’ beliefs and expectations, are forward looking statements. Words such as ‘believes’, ‘anticipates’, ‘estimates’, ‘expects’, ‘intends’, ‘aims’, ‘potential’, ‘will’, ‘would’, ‘could’, ‘considered’, ‘likely’, ‘estimate’ and variations of these words and similar future or conditional expressions are intended to identify forward looking statements but are not the exclusive means of identifying such statements. While Perrigo believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Perrigo’s control. By their nature, forward looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from Perrigo’s current expectations depending upon a number of factors affecting Perrigo’s business, Elan’s business and risks associated with acquisition transactions. These factors include, among others, the inherent uncertainty associated with financial projections; restructuring in connection with, and successful close of, the transactions contemplated by the Transaction Agreement; subsequent integration of the transactions contemplated by the Transaction Agreement and the ability to recognize the anticipated synergies and benefits of the transactions contemplated by the Transaction Agreement; the receipt of required regulatory approvals for the transactions contemplated by the Transaction Agreement (including the approval of antitrust authorities necessary to complete the transactions contemplated by the Transaction Agreement); access to available financing (including financing for the transactions contemplated by the Transaction Agreement) on a timely basis and on reasonable terms; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance; market acceptance of and continued demand for Perrigo’s, and Elan’s products; changes in tax laws or interpretations that could increase Perrigo’s or the combined company’s consolidated tax liabilities; and such other risks and uncertainties detailed in Perrigo’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in Perrigo’s Form 10-K for the fiscal year ended 30 June 2012, in Perrigo’s subsequent filings with the SEC and in other investor communications of Perrigo from time to time.

STATEMENT REQUIRED BY THE IRISH TAKEOVER RULES

The Perrigo directors accept responsibility for all the information contained in this document other than information relating to the Elan Group, the directors of Elan and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Perrigo directors (who have taken all reasonable care to ensure that such is the case), the information in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Barclays Bank PLC, acting through its investment bank, which is authorised by the Prudential Regulation Authority in the United Kingdom and regulated by the Financial Conduct Authority and the Prudential Regulation Authority, is acting exclusively for Perrigo and no one else in connection with the matters described herein and will not be responsible to anyone other than Perrigo for providing the protections afforded to its clients or for providing advice in relation to the matters described in this document or any transaction or any other matters referred to herein.

Citigroup Global Markets Inc, which is a member of SIPC and is a registered broker-dealer regulated by the Securities and Exchange Commission and Citigroup Global Markets Limited, which is authorised by the Prudential Regulation Authority and regulated by the Prudential Regulation Authority and the Financial Conduct Authority, are acting for Elan and no one else in relation to the matters referred to herein. In connection with such matters, Citigroup Global Markets Inc and Citigroup Global Markets Limited, its affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Elan for providing the protections afforded to their clients or for providing advice in connection with the matters described in this document or any matter referred to herein.

Davy and Davy Corporate Finance each of which are regulated in Ireland by the Central Bank of Ireland, are acting for Elan and no one else in relation to the matters referred to herein. In connection with such matters, Davy and Davy Corporate Finance, its affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Elan for providing the protections afforded to their clients or for providing advice in connection with the matters described in this document or any matter referred to herein.

Morgan Stanley & Co. International plc, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting as financial adviser to Elan and for no one else in relation to the matters referred to herein. In connection with such matters, Morgan Stanley, its affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Elan for providing the protections afforded to their clients or for providing advice in connection with the matters described in this document or any matter referred to herein.

Ondra LLP, which is regulated by the Financial Conduct Authority in the United Kingdom, is acting for Elan and no one else in relation to the matters referred to herein. In connection with such matters, Ondra LLP, its affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Elan for providing the protections afforded to their clients or for providing advice in connection with the matters described in this document or any matter referred to herein.

DEALING DISCLOSURE REQUIREMENT

Under the provisions of Rule 8.3 of the Takeover Rules, if any person is, or becomes, “interested” (directly or indirectly) in 1% or more of any class of “relevant securities” of Elan or Perrigo, all “dealings” in any “relevant securities” of Elan or Perrigo (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by not later than 3:30 pm (Irish time) on the “business day” following the date of the relevant transaction. This requirement will continue until the date on which the Scheme becomes effective or on which the “offer period” otherwise ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an “interest” in “relevant securities” of Elan or Perrigo, they will be deemed to be a single person for the purpose of Rule 8.3 of the Takeover Rules.

Under the provisions of Rule 8.1 of the Takeover Rules, all “dealings” in “relevant securities” of Elan by Perrigo or “relevant securities” of Perrigo by Elan, or by any of their respective “associates” must also be disclosed by no later than 12 noon (Irish time) on the “business day” following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed can be found on the Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Takeover Rules, which can be found on the Takeover Panel’s website.

If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8 of the Takeover Rules, please consult the Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Takeover Panel on telephone number +353 (0)1 678 9020; fax number +353 (0)1 678 9289.

NO PROFIT FORECAST

No statement in this document is intended to constitute a profit forecast or asset valuation for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for either Perrigo, Holdco or Elan, as appropriate. Any synergy and earnings enhancement statements in this document should not be construed as a profit forecast or interpreted to mean that Holdco’s earnings in the first full fiscal year following the Acquisition, or in any subsequent period, would necessarily match or be greater than or be less than those of Perrigo and/or Elan for the relevant financial period or any other period. The bases and assumptions for the synergy numbers are set out in Appendix II of the Rule 2.5 Announcement. The synergies have been reported in accordance with Rule 19.3(b) of the Irish Takeover Rules.

GENERAL

This document should be read In conjunction with the full text of the Rule 2.5 Announcement issued by Perrigo and Elan on July 29, 2013. Appendix I o the Rule 2.5 Announcement contains the Conditions to the Implementation of the Scheme and the Acquisition; Appendix II to the Rule 2.5 Announcement contains further details of the sources of information and bases of calculations set out in the Rule 2.5 Announcement.; Appendix III to the Rule 2.5 Announcement contains definitions of certain expressions used in this document; and Appendix IV sets out the report from Ernst & Young in respect of certain merger benefit statements made in the Rule 2.5 Announcement. The Rule 2.5 Announcement has been published on a regulatory information service and will also be available on Perrigo’s website (www.perrigo.com) and Elan’s website (www.elan.com).

The release, publication or distribution of this document in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this document and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such jurisdiction. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed Acquisition disclaim any responsibility or liability for the violations of any such restrictions by any person.

This document has been prepared for the purposes of complying with Irish law and the Takeover Rules and the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws and regulations of any jurisdiction outside of Ireland.

This document does not constitute a prospectus or prospectus equivalent document.

Any response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme document to be delivered to Elan shareholders or any document by which the Acquisition and the Scheme are made. Perrigo Shareholders and Elan Shareholders are advised to read carefully the formal documentation in relation to the transactions contemplated by the Transaction Agreement once the Scheme document has been dispatched.

This document which is issued jointly by Perrigo and Elan is made pursuant to Rule 2.5 of the Takeover Rules. Perrigo reserves the right, with the consent of Elan and the Takeover Panel, to elect to implement the acquisition of Elan by way of a takeover offer rather than a scheme of arrangement.

Pursuant to Rule 2.6(c) of the Takeover Rules, this document will be available to Perrigo employees on Perrigo’s website (www.perrigo.com) and Elan employees on Elan’s website (www.elan.com).